     AMENDMENT No. 2, dated as of January 28, 1997 (this "Amendment"), to the
                                                          ---------
Loan and Security Agreement, dated as of July 3, 1996 (as heretofore amended, supplemented and otherwise modified, the "Agreement"), among Trend-Lines, Inc.
                                          ---------
and Post Tool, Inc. (collectively the "Borrowers") and BankAmerica Business Credit, Inc. (the "Lender").

                              W I T N E S S E T H:

     WHEREAS, the Borrowers and the Lender are parties to the Agreement;

     WHEREAS, the Borrowers have requested that the Lender modify certain provisions of the Agreement and the Lender is willing to do so on the terms and conditions as hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Defined Terms.  Unless otherwise defined herein, capitalized terms
          -------------
used herein have the respective meanings ascribed thereto in the Agreement.

     2.   Amendments to the Agreement.  The Agreement is hereby amended as
          ---------------------------
follows:

     (a) Paragraph (b) of the definition of "Availability" in Section 1 of the Agreement is amended in its entirety to read as follows:

               (b) the sum of (i) Outstanding Credit to such Borrower at such time, (ii) reserves for accrued interest on the Obligations of such Borrower, (iii) the Environmental Compliance Reserve for such Borrower, (iv) the Rental Reserve for such Borrower, (v) in the case of Trend-Lines, a reserve of $550,000 in connection with the Indemnification Agreement, and (vi) all other reserves which the Lender deems necessary in the exercise of its reasonable credit judgment to maintain with respect to such Borrower's account, including, without limitation, reserves for any amounts which the Lender may be obligated to pay in the future for the account of such Borrower.

          (b) Two new definitions are added after the definition of "Barn:" in such Section to read as follows:

               "Bank of Boston" means First National Bank of Boston, N.A.
                --------------

               "Bank of Boston Letter of Credit" means a Letter of Credit issued
                -------------------------------
          by Bank of Boston and referred to in the Indemnification Agreement.

          (c) A new definition is added after the definition of "Guaranty" in such Section to read as follows:

               "Indemnification Agreement" means the Indemnification Agreement
                -------------------------
          made and entered into the 28th day of January, 1997 by and among Trend-Lines, the Lender and Bank of Boston.

     (d) The definition of "Loan Documents" in such Section is amended by adding the phrase "the Indemnification Agreement," after the phrase "the Stock Pledge Agreement" in such Section.

     (e) The phrase "or the Indemnification Agreement" is added at the end of the last sentence of the definition of "Obligations" in such Section.

     (f) Section 2.3(a) is amended in its entirety to read as follows:

          2.3.  Letters of Credit. (a) Subject to the terms and conditions of
                -----------------
     this Agreement, the Lender shall, upon a Borrower's request from time to time, cause merchandise or standby letters of credit to be issued for such Borrower's account by the Bank or another issuer reasonably acceptable to such Borrower and the Lender (the "Letters of Credit"). The Lender will not cause to be issued any Letter of Credit if: (i) the maximum face amount of the requested Letter of Credit, plus the aggregate undrawn face amount of all outstanding Letters of Credit and the maximum claim (matured or unmatured) of Bank of Boston under the Indemnification Agreement, would exceed $2,500,000; (ii) the maximum face amount of the requested Letter of Credit, and all commissions, fees, and charges due from such Borrower to the Lender in connection with the opening thereof, would cause the Availability to be exceeded at such time; or (iii) the expiration date of the Letter of Credit would exceed the Stated Termination Date or any renewal term or be greater than (A) 12 months from the date of issuance if such Letter of Credit is a standby Letter of Credit or (B) 180 days from the date of issuance if such Letter of Credit is a merchandise Letter of Credit. All payments made and expenses incurred by the Lender pursuant to or in connection with the Letters of Credit or the Indemnification Agreement will be charged to such Borrower's loan account as Reference Rate Loans.

     (g) Section 2.3(d) is amended in its entirety to read as follows:

          (d) Payments Pursuant to Letters of Credit and Bank of Boston Letters
              -----------------------------------------------------------------
of Credit.
---------

          (1) Payment of Letter of Credit and Bank of Boston Letter of Credit
              ---------------------------------------------------------------
     Obligations.  The Borrowers agree to reimburse the issuer for any draw
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     under any Letter of Credit or Bank of Boston Letter of Credit immediately upon demand and to pay the issuer of such Letter of Credit or the Bank of Boston, respectively, the amount of all other obligations and other amounts payable to such issuer or such Bank under or in connection with such Letter of Credit or Bank of Boston Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which either Borrower may have at any time against such issuer, such Bank or any other Person.

          (2) Reference Rate Loans to Satisfy Reimbursement Obligations.  In the
              ---------------------------------------------------------
     event that the issuer of any Letter of Credit or the Bank of Boston honors a draw under such Letter of Credit or a Bank of Boston Letter of Credit, respectively, and the relevant Borrower shall not have repaid such amount to such issuer or such Bank, respectively, pursuant to Section 2. 3(d)(1), the Lender shall pay such issuer or such Bank, respectively, and such amount when paid shall constitute a Reference Rate Loan which shall be deemed to have been requested by such Borrower.

     (h) The first sentence of Section 2.3(fl(1) is amended in its entirety to read as follows: "In addition to amounts payable as elsewhere provided in this
Section 2.3, the Borrowers hereby agree to protect, indemnify, pay and save the Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including, without limitation, reasonable attorneys' fees) which the Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or the provision of any credit support or enhancement in connection therewith or
(B) the Indemnification Agreement.".

     (i) The phrase "or Bank of Boston Letters of Credit" is inserted after the word "Credit" in each of Sections 2.3(f)(4) and 2.3(f)(6).

     (j) The phrase "or Bank of Boston Letter of Credit" is inserted after the word "Credit" each time such word appears in Section 2.3(g).

     (k) Section 9.9 is amended by adding the phrase "(other than those arising under or in connection with the Indemnification Agreement)" after the word "Obligations" in clause (a) of such Section, deleting the word "and" before clause (d), and inserting the following phrase after the word "hereby": "and
(e) Indebtedness, as such term is defined in the Indemnification Agreement (without giving effect to any amendment to such definition after January 28, 1997), in an amount not greater than $550,000".

     (l) Section 10.11 is amended by adding the phrase "(other than those arising under or in connection with the Indemnification Agreement)" after the word "Obligations" in clause (a) of such Section, deleting the word "and" before clause (c), and inserting the following phrase after the number "B-1":"; and (d)
                                                                 ---
Indebtedness, as such term is defined in the Indemnification Agreement (without giving effect to any amendment to such definition after January 28, 1997), in an amount not greater than $550,000".

     (m) The phrase "and Bank of Boston Letters of Credit" is inserted after the word "Credit" in the penultimate sentence of Section 14.

     (n) Section 15.11 is amended by changing the address for notices to "Williams & Harris" to read as follows:

               Williams & Harris LLP
               One Battery Park Plaza, 27th Floor
               New York, New York 10004
               Attention: Homer L. Harris

     3. Representations and Warranties. To induce the Lender to enter into this Amendment, the Borrowers hereby represent and warrant as follows, with the same effect as if such representations and warranties were set forth in the
Agreement:

               (i) Each Borrower has the power and authority to enter into this
                     Amendment and has taken all corporate action required to authorize such Borrower's execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered by each Borrower, and the Agreement, as amended hereby, constitutes the valid and binding obligation of the Borrowers, enforceable against each Borrower in accordance with its terms. The execution, delivery, and performance of this Amendment and the Agreement, as amended hereby, by each Borrower will not violate its respective certificate of incorporation or by-laws or any agreement or legal requirement binding on such Borrower.

               (ii) On the date hereof and after giving effect to the terms of this Amendment, (A) the Agreement and the other Loan Documents are in full force and effect and, to the extent that a Borrower is a party thereto, constitutes its binding obligation, enforceable against it in accordance with their respective terms; (B) no Default or Event of Default has occurred and is continuing; and (C) no Borrower has any defense to or setoff, counterclaim or claim against payment of the Obligations and enforcement of the Loan Documents based upon a fact or circumstance existing or occurring on or prior to the date hereof.

               (iii) The Collateral is entirely free and clear of all security interests, liens, pledges and other charges and encumbrances, except those (A) created by the Agreement as amended hereby, or (B) permitted pursuant to the terms of the Agreement as so amended, and the Borrowers have not entered into any agreement pursuant to which any security interests, liens, pledges, or other charges or encumbrances will be imposed or created directly, or as a result of any act or event, upon any of the Collateral. Without limiting the generality of the foregoing, the Collateral does and shall continue to secure the payment of all Obligations.

          4.  Limited Effect.  Except as expressly amended hereby, all of the
              --------------
covenants and provisions of the Agreement are and shall continue to be in full force and effect.

          5.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY,
              -------------
AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

          6.  Counterparts.  This Amendment may be executed by the parties
              ------------
hereto in any number of separate counterparts, each of which shall be an original, and all of which taken together shall be deemed to constitute one and the same instrument.

          7.  Amendment.  No modification or waiver of any provision
              ---------
of this Amendment, or any consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

TREND LINES, INC.                   BANKAMERICA BUSINESS CREDIT, INC.


By:  /s/ Stanley D. Black           By: /s/ Lisa Palmieri
     -----------------------            ------------------------

Name: Stanley D. Black              Name: Lisa Palmieri
      ----------------------              ----------------------

Title: Chairman of the Board        Title: Sr. Account Executive
      ----------------------               ---------------------


POST TOOL, INC.



By: /s/ Stanley D. Black
    --------------------
Name: Stanley D. Black
      ------------------
Title: President
       -----------------